Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 6 TO RECEIVABLES PURCHASE AGREEMENT

This AMENDMENT NO. 6 TO RECEIVABLES PURCHASE AGREEMENT, dated as of June 22, 2020 (this “Amendment”), is entered into among HSFR, INC., a Delaware corporation, as seller (the “Seller”), THE PURCHASERS LISTED ON THE SIGNATURE PAGES HERETO (the “Purchasers”), THE PURCHASER AGENTS LISTED ON THE SIGNATURE PAGES HERETO (the “Purchaser Agents”), MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.), as agent (in such capacity, together with its successors and assigns in such capacity, the “Agent”) for each Purchaser Group, and, solely with respect to Section 10, HENRY SCHEIN, INC. (“HS”), a Delaware corporation, as performance guarantor (the “Performance Guarantor”).

BACKGROUND

The Seller, HS, as initial Servicer, Purchasers, Purchaser Agents and Agent are parties to a Receivables Purchase Agreement, dated as of April 17, 2013 (as amended by that certain Omnibus Amendment No. 1, dated as of July 22, 2013, that certain Omnibus Amendment No. 2, dated as of April 21, 2014, that certain Amendment No. 1 to Receivables Purchase Agreement, dated as of September 22, 2014, that certain Amendment No. 2 to Receivables Purchase Agreement, dated as of April 14, 2015, that certain Amendment No. 3 to Receivables Purchase Agreement, dated as of June 1, 2016, that certain Amendment No. 4 to Receivables Purchase Agreement, dated as of July 6, 2017, that certain Amendment No. 5 to Receivables Purchase Agreement, dated as of March 13, 2019, and as further amended, restated, modified or supplemented through the date hereof, the “Receivables Purchase Agreement”). The parties are entering into this Amendment to amend or otherwise modify the Receivables Purchase Agreement.

AGREEMENT

1.    Definitions. Capitalized terms are used in this Amendment as defined in Exhibit I to the Receivables Purchase Agreement.

2.    Amendments to Receivables Purchase Agreement. The parties to the Receivables Purchase Agreement hereby agree that the Receivables Purchase Agreement is hereby amended as follows:

(a)    Section 4.5 of the Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:

“Section 4.5 Effect of Benchmark Transition Event.

(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Agent and the Seller may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all Purchasers, Purchaser Agents and the Seller so long as the Agent has not received, by such time, written notice of objection to such amendment from the Purchaser Agents comprising the Required Purchaser Agents. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Purchaser Agents comprising the Required Purchaser Agents have delivered to the Agent written notice that such Required Purchaser Agents accept such amendment. No replacement of the LIBO Rate with a Benchmark Replacement pursuant to this Section 4.5 will occur prior to the applicable Benchmark Transition Start Date.

(b)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c)    Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Seller, Purchasers and the Purchaser Agents of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or Purchaser Agents pursuant to this Section 4.5, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 4.5.

(d)    Benchmark Unavailability Period. Upon the Seller’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) no Purchases shall be funded at the LIBO Rate or at the Alternate Base Rate determined by reference to the LIBO Rate and (ii) the Yield for any outstanding portions of the Invested Amount then funded at the LIBO Rate or at the Alternate Base Rate determined by reference to the LIBO Rate shall, on the last day of the then current Interest Period, be converted to the Alternate Base Rate determined by reference to clause (ii) of the definition of the Alternate Base Rate.”.

(b)    Section 9.1(f) of the Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:

“(f)    (i) the average of the Delinquency Ratios, computed for each of the immediately preceding three Calculation Periods, shall exceed (A) with respect to each Calculation Period ending on or prior to May 30, 2020, 14.50%; (B) with respect to the Calculation Periods ending on June 27, 2020, August 1, 2020, August 29, 2020 and September 26, 2020, 18.50%; (C) with respect to the Calculation Period ending on October 31, 2020, 16.00%; and (D) with respect to each Calculation Period beginning after October 31, 2020, 14.50%;

(ii) the average of the Default Ratios, computed for each of the immediately preceding three Calculation Periods, shall exceed (A) with respect to each Calculation Period ending on or prior to May 30, 2020, 2.50%; (B) with respect to the Calculation Periods ending on June 27, 2020, August 1, 2020, August 29, 2020, September 26, 2020, October 31, 2020 and November 28, 2020, 6.00%; and (C) with respect to each Calculation Period beginning after November 28, 2020, 2.50%;

(iii) the average of the Dilution Ratios, computed for each of the immediately preceding three Calculation Periods, shall exceed (A) with respect to any Calculation Period ending on or prior to May 30, 2020, 6.25%; (B) with respect to the Calculation Periods ending on June 27, 2020, August 1, 2020, August 29, 2020, September 26, 2020, and October 31, 2020, 9.50%; and (C) with respect to each Calculation Period beginning after October 31, 2020, 6.25%; or

(iv) the average of the Portfolio Turnover, computed for each of the immediately preceding three Calculation Periods shall exceed (A) with respect to each Calculation Period ending on or prior to September 26, 2020, 70 days; and (B) with respect to each Calculation Period beginning after September 26, 2020, 50 days; or”.

(c)    The definition “Scheduled Facility Termination Date” in Exhibit I to the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:

““Scheduled Facility Termination Date” means June 12, 2023; provided that the Seller may, with the prior written consent of the Agent and each Purchaser, extend the then existing Scheduled Facility Termination Date for a term of one year by providing written notice to the Agent on or before each anniversary of April 15th that is two years prior to the then existing Scheduled Facility Termination Date of its request to extend the then existing Scheduled Facility Termination Date for one year.”.

(d)    The definition of “Replacement Rate” in Exhibit I to the Receivables Purchase Agreement is hereby deleted in its entirety.

(e)    The following new definitions are hereby added to Exhibit I to the Receivables Purchase Agreement in appropriate alphabetical sequence:

““Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Agent and the Seller giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBO Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Seller giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBO Rate:

(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of LIBO Rate permanently or indefinitely ceases to provide LIBO Rate; or

(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBO Rate:

(1)    a public statement or publication of information by or on behalf of the administrator of LIBO Rate announcing that such administrator has ceased or will cease to provide LIBO Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBO Rate;

(2)    a public statement or publication of information by the regulatory supervisor for the administrator of LIBO Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBO Rate, a resolution authority with jurisdiction over the administrator for LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for LIBO Rate, which states that the administrator of LIBO Rate has ceased or will cease to provide LIBO Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBO Rate; or

(3)    a public statement or publication of information by the regulatory supervisor for the administrator of LIBO Rate announcing that LIBO Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Agent or the Required Purchaser Agents, as applicable, by notice to the Seller, the Agent (in the case of such notice by the Required Purchaser Agents), the Purchasers and the Purchaser Agents.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 4.5 and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 4.5.

“Early Opt-in Election” means the occurrence of:

(1)    (i) a determination by the Agent or (ii) a notification by the Required Purchaser Agents to the Agent (with a copy to the Seller) that the Required Purchaser Agents have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 4.5 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBO Rate, and

(2)    (i) the election by the Agent or (ii) the election by the Required Purchaser Agents to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Agent of written notice of such election to the Seller, the Purchasers and the Purchaser Agents or by the Required Purchaser Agents of written notice of such election to the Agent.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.”.

(e)    Exhibit XIV to the Receivables Purchase Agreement is hereby replaced in its entirety with Schedule A attached hereto.

3.    Representations and Warranties. The Seller hereby certifies, represents and warrants to the Agent, each Purchaser Agent and each Purchaser that on and as of the date hereof:

(a)    each of its representations and warranties contained in Article V of the Receivables Purchase Agreement is true and correct, in all material respects, on and as of the date hereof; provided that, for purposes of the representation in Section 5.1(q)(ii) of the Receivables Purchase Agreement, and only from December 31, 2019 until July 1, 2020, the impacts of the existing Coronavirus pandemic on the business, operations or financial condition of the Seller and its Subsidiaries taken as a whole will be disregarded; and

(b)    no Termination Event or Unmatured Termination Event exists.

4.    Conditions to Effectiveness. This Amendment shall become effective on the date (the “Effective Date”) when each Purchaser Agent shall have received:

(a)    counterparts of this Amendment duly executed by the other parties hereto;

(b)    a copy of the resolutions of the Board of Directors of each Seller Party and Performance Guarantor certified by its Secretary authorizing such Person’s execution, delivery and performance of this Amendment and the performance of its obligations under the Receivables Purchase Agreement (as amended by this Amendment);

(c)    counterparts of that certain Fourth Amended and Restated Fee Letter, dated as of the date hereof, duly executed by the parties thereto; and

(d)    the payment of all fees due and owing under the Fourth Amended and Restated Fee Letter on the date hereof.

5.    Ratification. This Amendment constitutes an amendment to the Receivables Purchase Agreement. After the execution and delivery of this Amendment, all references to the Receivables Purchase Agreement in any document shall be deemed to refer to the Receivables Purchase Agreement as amended by this Amendment, unless the context otherwise requires. Except as amended above, the Receivables Purchase Agreement is hereby ratified in all respects. Except as set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment or waiver of any right, power or remedy of the parties hereto under the Receivables Purchase Agreement, nor constitute an amendment or waiver of any provision of the Receivables Purchase Agreement. This Amendment shall not constitute a course of dealing among the parties hereto at variance with the Receivables Purchase Agreement such as to require further notice by any of the Agent, the Purchaser Agents or the Purchasers to require strict compliance with the terms of the Receivables Purchase Agreement in the future, as amended by this Amendment, except as expressly set forth herein. The Seller hereby acknowledges and expressly agrees that each of the Agent, the Purchaser Agents and the Purchasers reserves the right to, and does in fact, require strict compliance with all terms and provisions of the Receivables Purchase Agreement, as amended herein.

6.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Counterparts of this Amendment may be delivered by facsimile transmission or other electronic transmission, and such counterparts shall be as effective as if original counterparts had been physically delivered, and thereafter shall be binding on the parties hereto and their respective successors and assigns.

7.    Governing Law. This Amendment shall be governed by, and construed in accordance with the law of the State of New York without regard to the principles of conflicts of law thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

8.    Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Purchase Agreement or any other Transaction Document or any provision hereof or thereof.

9.    Transaction Document. This Amendment shall constitute a Transaction Document under the Receivables Purchase Agreement.

10.    Ratification of Performance Undertaking. After giving effect to this Amendment and the transactions contemplated hereby, all of the provisions of the Performance Undertaking shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Undertaking and acknowledges that the Performance Undertaking has continued and shall continue in full force and effect in accordance with its terms.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

HSFR INC.,
as Seller

by
/s/ Michael Amodio
	Name:	Michael Amodio
	Title:	Vice President and Treasurer

1

Solely with respect to Section 10:

HENRY SCHEIN, INC.,
as Performance Guarantor

by
/s/ Michael Amodio
	Name:	Michael Amodio
	Title:	Vice President and Treasurer

2

MUFG BANK, LTD. (F/K/A THE BANK OF
TOKYO-MITSUBISHI UFJ, LTD.), as Purchaser
Agent for Victory Receivables Corporation

by
/s/ Eric Williams
	Name:	Eric Williams
	Title:	Managing Director

3

VICTORY RECEIVABLES CORPORATION,
as an Uncommitted Purchaser

by
/s/ Kevin R. Corrigan
	Name:	Kevin R. Corrigan
	Title:	Vice President

4

MUFG BANK, LTD. (F/K/A THE BANK OF
TOKYO-MITSUBISHI UFJ, LTD.), as Related
Committed Purchaser for Victory Receivables
Corporation

by
/s/ Eric Williams
	Name:	Eric Williams
	Title:	Managing Director

5

MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.),
as Agent

by
/s/ Eric Williams
	Name:	Eric Williams
	Title:	Managing Director

6